EXHIBIT 16.1

February 26, 2010

Office of the Chief Accountant
PCAOB Letter File
U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Lattice, Incorporated  File 000-10690

Dear Sir:

We have read Item 4.01 of Form 8-K of Lattice Incorporated, dated January 6, 2010 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Demetrius & Company, L.L.C.